D>

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

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enhanced design capabilities by allowing us to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for our stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;